UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2025

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1645 Pine Tree Ln, Suite 2, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Current Report on Form 8-K filed on August 13, 2024, VIP Play, Inc., a Nevada corporation f/k/a KeyStar Corp. (the “Company,” “we” or “our”) disclosed that on August 7, 2024 we entered into a Discretionary Convertible Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of not more than $5,000,000 (the “Note”). Excel is controlled by Mr. Bruce Cassidy, our Chief Executive Officer, Secretary and sole member of our board of directors. The Note does not constitute a committed line of credit. Loans under the Note are made by Excel in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Note, we may not reborrow under the Note.

The aggregate outstanding principal balance of all loans under the Note as of the date we entered into the Note was $4,410,000. We borrowed an additional $190,000 and $210,000 under the Note on February 3, 2025 and February 12, 2025, respectively. As of February 14, 2025, the aggregate outstanding principal balance of all loans under the Note is $10,170,000.

All loans made under the Note accrue interest at a fixed rate per annum equal to 12.0% (the “Fixed Rate”). Beginning October 1, 2024, and continuing on the first day of each month to the earlier of: (i) the date on which Excel demands payment of the Note; or (ii) April 1, 2025, we are required to pay Excel interest, in arrears, on the aggregate outstanding principal balance of the Note at the Fixed Rate.

While the outstanding principal and accrued and unpaid interest are due and payable upon demand, the Note has a maturity date of April 1, 2025. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must: (i) provide Excel prior written notice of our intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If we: (i) fail to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made; or (ii) become subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

Excel may, at its sole option, upon written notice, convert all or any portion of the indebtedness incurred under the Note (“Debt”) into fully paid and non-assessable common stock shares (“Shares”) at a conversion price in an amount equal to the product of the Lowest Recent Price multiplied by 80%. The Lowest Recent Price is the lowest price per Share that we have sold one or more Shares to an investor or lender within the 12-month period prior to an applicable date of conversion; provided, however, that if no Shares were sold within such 12-month period, the Lowest Recent Price will be $0.50 per Share.

In case of a stock split, a stock combination, or a reverse stock split of the Shares, the number of Shares into which any Debt may be converted and the conversion price shall be proportionately adjusted in the manner determined by the Board acting in good faith. Furthermore, in connection with any reclassification, capital reorganization, or other change of outstanding Shares, or in case of any consolidation or merger of the Company with or into another entity, Excel shall have the right thereafter, by converting the Debt, to receive upon such conversion the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, or other change, consolidation or merger by a holder of the number of Shares that could have been received upon conversion of the Debt immediately prior to such reclassification, capital reorganization, or other change, consolidation or merger.

The full text of the Note is attached as Exhibit 10.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Discretionary Convertible Revolving Line Of Credit Demand Note dated as of August 6, 2024 made by VIP Play, Inc. f/k/a KeyStar Corp. (incorporated by reference to Exhibit 10.2 to VIP Play, Inc. Current Report on Form 8-K filed on August 13, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2025	VIP PLAY, INC.

	By:	/s/ James Mackey
James Mackey, CFO

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